Exhibit 5

                   [Letterhead of Stinson Morrison Hecker LLP[



May 13, 2005

Euronet Worldwide, Inc.
4601 College Boulevard
Suite 300
Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to Euronet Worldwide, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Company on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 215,644 shares of the Company's common stock, $0.02 par value per share (collectively, the "Shares"), issued to the selling stockholder listed in the Registration Statement.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware and the federal law of the United States of America.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company). This opinion assumes that the provisions of the Company's Certificate of Incorporation will not be amended after the date hereof.

Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized, were legally issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the Registration Statement.

We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Stinson Morrison Hecker LLP